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                                   EXHIBIT 16
                                       TO
                               REPORT ON FORM 8-K
                                       OF
                              OAKRIDGE ENERGY, INC.
                               DATED JULY 6, 1999



                                  July 8, 1999



Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Oakridge Energy, Inc. and, under the date of May 7, 1999, we reported on the financial statements of Oakridge Energy, Inc. as of and for the years ended February 28, 1999 and 1998. On July 6, 1999, we resigned. We have read Oakridge Energy, Inc.'s statements included under Item 4 of its Form 8-K dated July 6, 1999, and we agree with such statements except that we are not in a position to agree or disagree with Oakridge Energy, Inc.'s statement that the board of Directors of the Company has not yet selected a successor to KPMG.


                                         Very truly yours,


                                         /s/ KPMG LLP

                                         KPMG LLP